Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Atlanticus Holdings Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255834) and Form S-8 (Nos. 333-150988, 333-196041, 333-211351, 333-218058, 333-224981, and 333-231578) of Atlanticus Holdings Corporation (“the Company”) of our reports dated March 4, 2024, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Atlanta, Georgia

March 4, 2024